Exhibit 21

Name	Jurisdiction of Incorporation
4Oceans Limited (in liquidation)	England and Wales
Bastion Surety Limited (in strike off)	England and Wales
Cendant Hellas EPE (in liquidation)	Greece
Coelis S.A.S.	France
Covia Canada Partnership Corp	Canada
Galileo Asia, LLC	Delaware
Galileo Central and West Africa, S.U.A.R.L. (in liquidation)	Senegal
Galileo Deutschland GmbH	Germany
Galileo España S.L.	Spain
Galileo France S.a.r.l.	France
Galileo International B.V.	Netherlands
Galileo International Technology, LLC	Delaware
Galileo Latin America, L.L.C.	Delaware
Galileo Malaysia Limited	Delaware
Galileo Nederland II BV	Netherlands
Galileo Portugal Limited	England and Wales
Galileo Technologies, LLC	Delaware
HD Services S.r.l.	Italy
Hotelzon Romania s.r.l.	Romania
OWW2, LLC	Delaware
Sprice Pte Ltd (in liquidation)	Singapore
Southern Cross Distribution Services (NZ) Limited	New Zealand
Southern Cross Distribution Systems Pty Limited	New South Wales, Australia
TDS Investor (Luxembourg) S.a.r.l.	Luxembourg
The Galileo Company	England and Wales
Timas Limited	Ireland
Travelport Hotelzon Finland OY	Finland
Travelport Hotelzon International (UK) Limited	United Kingdom
Travelport Hotelzon Sweden AB	Sweden
Travelport Hotelzon UK Limited	United Kingdom
Travel Industries, Inc.	Delaware
Travelport Andina SAS	Colombia
Travelport Argentina S.R.L.	Argentina
Travelport Bahrain W.L.L.	Bahrain
Travelport Baltijia Sia	Latvia
Travelport (Beijing) Information Technology Co. Ltd.	Beijing
Travelport Belgium N.V.	Belgium
Travelport (Bermuda) Ltd.	Bermuda
Travelport Brasil Soluç es em Viagens Ltda.	Brazil
Travelport Canada Distribution Systems, Inc.	Ontario, Canada
Travelport (Cayman) Ltd.	Cayman Islands
Travelport Chile Limitada	Chile
Travelport Cyprus Limited	Cyprus
Travelport Denmark A/S.	Denmark
Travelport Finance Limited	United Kingdom
Travelport Finance Management, LLC	Delaware & Luxembourg
Travelport Finance (Luxembourg) S.a.r.l.	Luxembourg
Travelport Funding (Luxembourg) S.a.r.l.	Luxembourg
Travelport Global Distribution System B.V.	Netherlands
Travelport Global Limited	United Kingdom
Travelport GmbH	Switzerland
Travelport Gulf LLC	Oman
Travelport Guarantor LLC	Delaware
Travelport Hellas Ypiresies Diethnon Taxiodiotikon
Pliroforion Monoprosopi Etaireia Periorismenis Efthynis	Greece
Travelport Holdings, Inc.	Delaware

Travelport Holdings, LLC	Delaware
Travelport Holdings Limited	Bermuda
Travelport Holdings (Jersey) Limited	Jersey
Travelport Holdings (UK) Limited	England and Wales
Travelport Hungary Kft	Hungary
Travelport Inc.	Delaware
Travelport International Limited	England and Wales
Travelport International Services, Inc.	Delaware
Travelport Investor (Luxembourg) Partnership S.E.C.S.	Luxembourg
Schaffhausen Branch	Switzerland
Travelport Investor LLC	Delaware & Luxembourg
Travelport Italia S.r.l.	Italy
Travelport Jersey 1 Limited	Jersey
Travelport Jersey 2 Limited	Jersey
Travelport Jersey 3 Limited	Jersey
Travelport Lebanon S.a.r.l.	Lebanon
Travelport LLC	Delaware
Travelport, LP	Delaware
Travelport Mexico S.A. de C.V.	Mexico
Travelport North America, Inc.	Delaware
Travelport Norway AS	Norway
Travelport Operations, Inc.	Delaware
Travelport Operations Limited	England and Wales
Travelport Peru S.R.L.	Peru
Travelport Poland Sp z.o.o.	Poland
Travelport Romania Services S.R.L.	Romania
Travelport Saudi Arabia Limited	Saudi Arabia
Travelport Services LLC	Delaware & Luxembourg
Travelport Services (Kenya) Limited	Kenya
Travelport Services Limited	England and Wales
Travelport Southern Africa (Proprietary) Limited	Southern Africa
Travelport Sweden AB	Sweden
Travelport Switzerland AG	Switzerland
Travelport Taiwan Co., Limited	Taiwan
Travelport Travel Commerce Platform Limited	England and Wales
Travelport (UK) Services Limited	England and Wales
Travelport Venezuela C.V.	Venezuela
Waltonville Limited	Gibraltar
Worldspan Technologies Inc.	Delaware
WS Financing Corp	Delaware
Worldspan Dutch Holdings B.V.	Netherlands
Worldspan Greece Global Travel Information Services	Greece
Worldspan LLC	Delaware
Worldspan Services Singapore Pte. Ltd.	Singapore
Worldspan S.A. Holdings II, LLC	Georgia
Worldspan iJet Holdings LLC	Delaware
Worldspan Open Table Holdings LLC, Inc.	Georgia
Worldspan XOL LLC	Georgia
Worldspan Viator Holdings, LLC	Delaware
Worldspan South American Holdings LLC	Georgia
Worldspan Services Costa Rica, SRL	Costa Rica
Worldspan Services Chile Limitada	Chile
Worldspan Digital Holdings, LLC	Delaware
Worldspan StoreMaker Holdings, LLC	Delaware